EXHIBIT 2
                                      ---------

                          DISCLAIMER OF BENEFICIAL OWNERSHIP
                          ----------------------------------

          Each of the undersigned disclaims beneficial ownership of the securities referred to in the Schedule 13G to which this exhibit is attached, and the filing of this Schedule 13G shall not be construed as an admission that any of the undersigned is, for the purpose of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, the beneficial owner of any securities covered by this Schedule 13G.


          Date: February 10, 1994


                                SMITH BARNEY SHEARSON HOLDINGS INC.



                                By: /s/ Mary Barnes Jenkins
                                   ---------------------------
                                   Name:  Mary Barnes Jenkins
                                   Title: Assistant Secretary


                                THE TRAVELERS INC.



                                By: /s/ Mary Barnes Jenkins
                                   ---------------------------
                                   Name:  Mary Barnes Jenkins
                                   Title: Assistant Secretary